Exhibit 10.3

Execution Version

The Toro Company

Second Amendment
Dated as of June 30, 2022

to

Note Purchase Agreement
Dated as of April 30, 2019

Re: $100,000,000 3.81% Senior Notes, Series A, due June 15, 2029
      $100,000,000 3.91% Senior Notes, Series B, due June 15, 2031

Second Amendment to Note Purchase Agreement

This Second Amendment dated as of June 30, 2022 (the or this “Second Amendment”) to the Note Purchase Agreement dated April 30, 2019 is between The Toro Company, a Delaware corporation (the “Company”) and each of the institutions which is a signatory to this Second Amendment (collectively, the “Noteholders”).

Recitals:

A.          The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated April 30, 2019 (the “Note Purchase Agreement”).  The Company has heretofore issued (i) $100,000,000 aggregate principal amount of its 3.81% Senior Notes, Series A, due June 15, 2029 (the “Series A Notes”) and (ii) $100,000,000 aggregate principal amount of its 3.91% Senior Notes, Series B, due June 15, 2031 (the “Series B Notes”; collectively with the Series B Notes, the “Notes”) pursuant to the Note Purchase Agreement.  The Noteholders are the holders of at least 51% of the outstanding principal amount of the Notes.

B.          The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C.          Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

D.          All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1.          Amendments.

Section 1.1.          Section 10.7 of the Note Purchase Agreement shall be and is hereby deleted in its entirety and replaced with “[Reserved]”.

Section 1.2.          Section 10.8 of the Note Purchase Agreement shall be and is hereby amended amended in its entirety and replaced with the following:

1

“Section 10.7.          Maximum Leverage Ratio.  The Company (on a consolidated basis) shall not, as of the end of any fiscal quarter, permit its consolidated ratio of (a) total Indebtedness as of such date net of Pending Transaction Debt (if any) as of such date, to (b) the sum of Consolidated EBIT plus depreciation and amortization expense (the “Leverage Ratio”) for the period of four prior fiscal quarters ending on such date to be more than 3.50 to 1.00; provided, however, after the occurrence of any Acquisition (or series of related transactions for the purpose of or resulting in such Acquisition) with aggregate consideration in excess of $75,000,000, at the option of the Company, for each of the four consecutive fiscal quarters ending after such option exercise (a “Covenant Holiday”), the Leverage Ratio as of the last day of such fiscal quarter shall not exceed 4.00 to 1.00 and, in which event, the Company shall be obligated to pay the Incremental Leverage Fee provided for in Section 1.2; provided further, however, the Company may opt to use a maximum of three Covenant Holidays during the term of this Agreement and the Leverage Ratio may not exceed 3.50 to 1.00 for at least one fiscal quarter in between each Covenant Holiday.”

Section 1.3.          The following shall be added as a new Section 10.12 of the Note Purchase Agreement:

“Section 10.12.          Most Favored Lender Status.  (a) If at any time a Material Credit Facility contains an interest coverage or fixed charged covenant (regardless of whether such provision is labeled or otherwise characterized as a covenant, a definition or a default) by the Company that is more favorable to the lenders under such Material Credit Facility than the covenants, definitions and/or defaults contained in this Agreement (any such provision (including any necessary definition), a “More Favorable Covenant”), then the Company shall provide a Most Favored Lender Notice in respect of such More Favorable Covenant.  Unless waived in writing by the Required Holders within 15 days after each holder’s receipt of such notice, such More Favorable Covenant shall be deemed automatically incorporated by reference into Section 10 of this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date when such More Favorable Covenant shall have become effective under such Material Credit Facility.

 (b)          Any More Favorable Covenant incorporated into this Agreement (herein referred to as an “Incorporated Covenant”) pursuant to this Section 10.12 (i) shall be deemed automatically amended herein to reflect any subsequent amendments made to such More Favorable Covenant under the applicable Material Credit Facility; provided that, if a Default or an Event of Default then exists and the amendment of such More Favorable Covenant would make such covenant less restrictive on the Company, such Incorporated Covenant shall only be deemed automatically amended at such time, if it should occur, when such Default or Event of Default no longer exists and (ii) shall be deemed automatically deleted from this Agreement at such time as such More Favorable Covenant is deleted or otherwise removed from the applicable Material Credit Facility or such applicable Material Credit Facility ceases to be a Material Credit Facility or shall be terminated; provided that, if a Default or an Event of Default then exists, such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time, if it should occur, when such Default or Event of Default no longer exists; provided further, however, that if any fee or other consideration shall be given to the lenders under such Material Credit Facility for such amendment or deletion, the equivalent of such fee or other consideration shall be given, pro rata, to the holders of the Notes.  Notwithstanding the foregoing, the covenants or defaults (and related definitions as used therein) contained in this Agreement as in effect on the date of this Agreement (and as amended other than by operation of Section 10.12(a)) shall not be loosened or relaxed by operation of the terms of this Section 10.12(b) and only such other Incorporated Covenants shall be so loosened or relaxed pursuant to the terms hereof.

 (c)          “Most Favored Lender Notice” means, in respect of any More Favorable Covenant, a written notice to each of the holders of the Notes delivered promptly, and in any event within twenty (20) Business Days after the inclusion of such More Favorable Covenant in any Material Credit Facility (including by way of amendment or other modification of any existing provision thereof) from a Responsible Officer referring to the provisions of this Section 10.12 and setting forth a reasonably detailed description of such More Favorable Covenant (including any defined terms used therein) and related explanatory calculations, as applicable.”

Section 1.4.          Clause (iii) of the definition of “Consolidated EBIT” shall be and is hereby amended to read as follows:

“(iii) one‑time, non‑recurring cash fees and expenses, not to exceed $50,000,000 in the aggregate, (x) related to restructurings, or (y) related to cost savings, restructuring, severance, integration, or consolidation related to an Acquisition, and to include without limitation advisory, legal, financing, and consulting fees related to an Acquisition, incurred in anticipation of, in connection with or as a result of such Acquisition.”

Section 1.5.           The definition of “Material Credit Facility” shall be and is hereby amended to read as follows:

“‘Material Credit Facility’ means, as to the Company and its Subsidiaries,

(a)    the Amended and Restated Credit Agreement dated as of October 5, 2021 among the Company, Toro Luxembourg, certain other Subsidiaries, as borrowers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, as syndication agent, BMO Harris Bank, N.A., HSBC Bank USA, National Association, and U.S. Bank National Association, as co-documentation agents and the other lenders party thereto, (the “Existing Revolving Credit Agreement”);

(b)     the Term Loan Credit Agreement dated as of March 19, 2019 among the Company, as borrower, Bank of America, N.A., as Administrative Agent and each lender from time to time party thereto (the “Existing Term Credit Agreement”);

     (c)    the Note Purchase Agreement dated as of June 30, 2022 among the Company and the Institutional Investors from time to time party thereto (the “2022 Note Purchase Agreement”), pursuant to which the Company issued its $100,000,000 Senior Notes due June 30, 2032, for so long as any such notes remain outstanding; and

(d)     any other agreement(s) (other than the Receivables Purchase Facility), including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings of the Existing Revolving Credit Agreement and/or the Existing Term Credit Agreement, creating or evidencing indebtedness for borrowed money entered into by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.”

Section 1.6.        The following shall be added as new definitions in alphabetical order to Schedule A of the Note Purchase Agreement:

“‘Pending Transaction Debt’ means as of any date of determination, the lesser of:

(1)          the aggregate amount of cash proceeds received and held by or on behalf of the Company or its Subsidiaries in connection with any offering, issuance or other incurrence of Indebtedness (“Specified Indebtedness”) in connection with a Pending Transaction; and

(2)          the lowest maximum amount (for the avoidance of doubt, not to be less than $0) that may be deducted as of such date when calculating “Indebtedness” (or other corresponding definition) for purposes of determining compliance with any leverage ratio financial covenant (or other corresponding provision) in any Material Credit Facility.

provided that the Company may only deduct the aggregate amount of cash proceeds received and held by or on behalf of the Company or its Subsidiaries in connection with Specified Indebtedness for purposes of clause (1) above in connection with not more than three Pending Transactions; and

provided, further, that if the Company shall not have delivered to the holders of the Notes evidence of an investment grade rating from at least two accredited nationally recognized rating agencies (other than Egan Jones) on a pro forma basis for a Pending Transaction prior to incurring such Specified Indebtedness, the aggregate amount of cash proceeds received and held by or on behalf of the Company or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) shall be deemed to be $0; and

provided, further, that if a Pending Acquisition Transaction is not consummated by the date that is 270 days after the offering, issuance or other incurrence of such Specified Indebtedness (the “Pending Acquisition Transaction Effective Date”), then from and after the Pending Acquisition Transaction Effective Date (or such later date as the Required Holders may agree), the aggregate amount of cash proceeds received and held by or on behalf of the Company or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) shall be deemed to be $0; and

provided, further, that if a Pending Refinancing Transaction is not consummated by the date that is 60 days after the offering, issuance or other incurrence of such Specified Indebtedness (the “Pending Refinancing Transaction Effective Date”), then from and after the Pending Refinancing Transaction Effective Date (or such later date as the Required Holders may agree), the aggregate amount of cash proceeds received and held by or on behalf of the Company or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) shall be deemed to be $0; and

provided, further, that upon and after the consummation of a Pending Transaction, the aggregate amount of any cash proceeds received and still held by or on behalf of the Company or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) above shall be deemed to be $0.

“Pending Acquisition Transaction” means any pending acquisition or investment not prohibited under this Agreement having a transaction value (as determined by the Company in good faith) in excess of $75,000,000.

“Pending Refinancing Transaction” means any refinancing, prepayment, repayment, redemption, repurchase, settlement, discharge or defeasance of debt securities (whether issued in a registered transaction, 144A offering or other private placement) or term loan facilities.

“Pending Refinancing Transaction Effective Date” has the meaning set forth in the definition of “Pending Transaction Debt”.

“Pending Transaction” means a Pending Acquisition Transaction or a Pending Refinancing Transaction.”

Section 2.            Representations and Warranties of the Company.

Section 2.1.          To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholders that:

(a)        this Second Amendment has been duly authorized, executed and delivered by the Company and this Second Amendment constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)     the Note Purchase Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)      the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or the Company’s certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon the Company or (3) any provision of any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, except as would not be Material, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d)       as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing;

(e)      neither the Company nor any of its Affiliates has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any Indebtedness or permanently reduced any borrowing capacity, in each case, in favor of or for the benefit of any creditor of the Company, any Subsidiary or any Affiliate, in connection with the changes contemplated by or similar in nature to the changes in this Second Amendment; and

(f)     no Subsidiaries or Affiliates of the Company are guarantors or are otherwise liable for or in respect of any Indebtedness under any Material Credit Facility or the Notes.

Section 3.          Conditions to Effectiveness of This Second Amendment.

Section 3.1.    This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a)     executed counterparts of this Second Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b)     the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and

(c)       the Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

Section 4.          Miscellaneous.

Section 4.1.       This Second Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2.     Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Purchase Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

Section 4.3.     The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.4.       This Second Amendment shall be governed by and construed in accordance with New York law.

Section 4.5.     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. A facsimile or electronic transmission of a party’s signature page to this Second Amendment shall be effective as delivery of a manually executed counterpart thereof and shall be admissible into evidence for all purposes.

[Signature Pages Follow]

In WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

The Toro Company

By	/s/ Julie A. Kerekes
Name: Julie A. Kerekes
Title: Treasurer and Senior Managing Director, Global Tax and Investor Relations

By	/s/ Renee J. Peterson
Name: Renee J. Peterson
Title: Vice President and Chief Financial Officer

[Second Amendment to Note Purchase Agreement]

Accepted as of the date first written above

Massachusetts Mutual Life Insurance Company
By: Barings LLC as Investment Adviser

By	/s/ James Moore
Name: James Moore
Title: Managing Director
We acknowledge that we hold $7,800,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $11,100,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

C.M. Life Insurance Company
By: Barings LLC as Investment Adviser

By	/s/ James Moore
Name: James Moore
Title: Managing Director
We acknowledge that we hold $500,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $400,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

YF Life Insurance International Limited
By: Barings LLC as Investment Adviser

By	/s/ James Moore
Name: James Moore
Title: Managing Director
We acknowledge that we hold $2,500,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $1,500,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

Accepted as of the date first written above

The Lincoln National Life Insurance Company
By: Barings LLC as Investment Adviser

By	/s/ James Moore
Name: James Moore
Title: Managing Director
We acknowledge that we hold $12,000,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $13,000,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

[Second Amendment to Note Purchase Agreement]

Accepted as of the date first written above

New York Life Insurance Company

By	/s/ Aron Davidowitz
Name: Aron Davidowitz
Title: Vice President
We acknowledge that we hold $6,100,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $5,800,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

New York Life Insurance and Annuity Corporation

By: NYL Investors LLC, its Investment Manager

By	/s/ Aron Davidowitz
Name: Aron Davidowitz
Title: Managing Director
We acknowledge that we hold $12,200,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $12,900,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)

By: NYL Investors LLC, its Investment Manager

By	/s/ Aron Davidowitz
Name: Aron Davidowitz
Title: Managing Director
We acknowledge that we hold $600,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $700,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

[Second Amendment to Note Purchase Agreement]

Accepted as of the date first written above

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2)

By: NYL Investors LLC, its Investment Manager

By	/s/ Aron Davidowitz
Name: Aron Davidowitz
Title: Managing Director
We acknowledge that we hold $200,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $200,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI3)

By: NYL Investors LLC, its Investment Manager

By	/s/ Aron Davidowitz
Name: Aron Davidowitz
Title: Managing Director
We acknowledge that we hold $200,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $200,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

[Second Amendment to Note Purchase Agreement]

Accepted as of the date first written above

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	New York Life Insurance Company, its attorney-in-fact

By	/s/ Aron Davidowitz
Name: Aron Davidowitz
Title: Corporate Vice President
We acknowledge that we hold $1,700,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $1,800,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

CompSource Mutual Insurance Company

By: NYL Investors LLC, its Investment Manager

By	/s/ Aron Davidowitz
Name: Aron Davidowitz
Title: Managing Director
We acknowledge that we hold $400,000 of the 3.91% Senior Notes, Series B, due June 15, 2031
[Second Amendment to Note Purchase Agreement]

Accepted as of the date first written above

The Prudential Insurance Company of America

By	/s/ Anna Sabiston
Vice President
We acknowledge that we hold $11,500,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $3,970,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

The Gibraltar Life Insurance Co., Ltd.

By: Prudential Investment Management Japan Co., Ltd. (as Investment Manager)

By: PGIM, Inc. (as Sub-Adviser)

By	/s/ Anna Sabiston
Vice President
We acknowledge that we hold $9,500,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $10,500,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

Pensionskasse des Bundes Publica

By: Pricoa Capital Group Limited (as Investment Manager)

By	/s/
Director
We acknowledge that we hold $7,530,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

[Second Amendment to Note Purchase Agreement]

Accepted as of the date first written above

State Farm Life Insurance Company

By	/s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Professional

By	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional
We acknowledge that we hold $26,000,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $13,000,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

[Second Amendment to Note Purchase Agreement]

Accepted as of the date first written above

United of Omaha Life Insurance Company

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Head of Private Placements
We acknowledge that we hold $5,000,000 of the 3.81% Senior Notes, Series A, due June 15, 2029

Mutual of Omaha Insurance Company

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Head of Private Placements
We acknowledge that we hold $6,000,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

Companion Life Insurance Company

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Head of Private Placements
We acknowledge that we hold $4,000,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

[Second Amendment to Note Purchase Agreement]

Accepted as of the date first written above
American United Life Insurance Company

By	/s/ Michael Bullock
Name: Michael Bullock
Title: VP, Private Placements
We acknowledge that we hold $1,000,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $3,000,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

The State Life Insurance Company
By: American United Life Insurance Company
Its:Agent

By	/s/ Michael Bullock
Name: Michael Bullock
Title: VP, Private Placements
We acknowledge that we hold $2,000,000 of the 3.81% Senior Notes, Series A, due June 15, 2029
We acknowledge that we hold $4,000,000 of the 3.91% Senior Notes, Series B, due June 15, 2031

 [Second Amendment to Note Purchase Agreement]